EXHIBIT 99.1

       N E W S   B U L L E T I N      RE:   EMPIRE FINANCIAL HOLDING COMPANY
                 FROM:                          2170 West State Road 434
                                                       Suite 100
           F I N A N C I A L                       Longwood, FL 32779
            RELATIONS BOARD                            AMEX: EFH
________________________________________________________________________________

 FOR FURTHER INFORMATION:

 AT THE COMPANY:                           AT FINANCIAL RELATIONS BOARD:
 Donald A. Wojnowski Jr.                   Lasse Glassen
 President                                 General Information
 (407) 774-1300                            (310) 854-8313
 investorrelations@empirenow.com           lglassen@financialrelationsboard.com
________________________________________________________________________________

FOR IMMEDIATE RELEASE
JUNE 29, 2005

                   EMPIRE FINANCIAL ANNOUNCES OPTION EXERCISE

LONGWOOD, Fla., June 29, 2005 -- Empire Financial Holding Company (AMEX: EFH), a financial brokerage services firm serving retail and institutional clients, is pleased to announce today that EFH Partners, LLC has exercised its option to purchase 1,666,666 restricted shares of Empire's common stock at an aggregate exercise price of $1,000,000. As a result, EFH Partners now owns 2,166,666 shares of Empire's common stock, preferred stock of Empire convertible into an additional 1,166,666 shares of Empire's common stock and options to acquire 1,050,000 shares of Empire's common stock from Empire's former chief executive officer.

Empire's President, Donald A. Wojnowski Jr., stated "The additional capital received from EFH Partners will strengthen our balance sheet, improve our net capital position and permit us to continue to implement our business plan."

ABOUT EMPIRE FINANCIAL HOLDING COMPANY

Empire Financial Holding Company, through its wholly owned subsidiary, Empire Financial Group, Inc., provides full-service retail brokerage services through its network of independently owned and operated offices and discount retail securities brokerage via both the telephone and the Internet. Through its market-making and trading division, the Company offers securities order execution services for unaffiliated broker dealers and makes markets in domestic and international securities. Empire Financial also provides turn-key fee based investment advisory and registered investment advisor custodial services through its wholly owned subsidiary, Empire Investment Advisors, Inc.

FORWARD-LOOKING STATEMENT DISCLAIMER

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, without limitation, the ability of the Company to continue as a going concern, fluctuations in the volume of transactional services provided by the Company, competition with respect to financial services commission rates, the effect of general economic and market conditions, factors affecting the securities brokerage industry as well as other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

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